UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

LADRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

(310) 826-5648

Registrant’s telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	LADX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth in Item 2.01, below, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Royalty Purchase Agreement

On June 21, 2023, LadRx Corporation, a Delaware corporation (the “Company”), entered into (i) a Royalty Purchase Agreement (the “Royalty Agreement”) with XOMA (US) LLC (“XOMA”), for the sale, transfer, assignment and conveyance of the Company’s right, title and interest in and to certain royalty payments and milestone payments with respect to aldoxorubicin, and (ii) an Assignment and Assumption Agreement (the “Assignment Agreement”) with XOMA for the sale, transfer, assignment and conveyance of the Company’s right, title and interest in the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and Orphazyme ApS (“Orphazyme”), dated as of May 13, 2011, and assigned to Zevra Denmark A/S (“Zevra”), effective as of June 1, 2022, which includes certain royalty and milestone payments with respect to arimoclomol. The combined aggregate purchase price paid to the Company for the sale, transfer, assignment and conveyance of the Company’s right, title and interest in and to aldoxorubicin and arimoclomol was $5 million, less certain transaction fees and expenses.

As previously reported, on July 27, 2017, the Company entered into an exclusive worldwide license agreement (as amended, the “License Agreement”) with ImmunityBio, Inc. (formerly known as NantCell, Inc.) (“ImmunityBio”), pursuant to which the Company granted to ImmunityBio the exclusive rights to develop, manufacture and commercialize aldoxorubicin in all indications. Pursuant to the License Agreement, the Company was also entitled to receive certain royalty payments for net sales for soft tissue sarcomas and for other indications.

Pursuant to the Royalty Agreement, the Company agreed to sell, transfer, assign and convey to XOMA , among other payments, all royalty payments and regulatory and commercial milestone payments payable to the Company pursuant to the License Agreement. The Royalty Agreement also provides for the sharing of certain rights with XOMA to bring any action, demand, proceeding or claim as related to receiving such payments.

Pursuant to the Royalty Agreement, the Company is entitled to receive a one-time payment of $4 million upon the U.S. Food and Drug Administration’s (the “FDA”) approval of aldoxorubicin.

The Royalty Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Assignment and Assumption Agreement

On June 21, 2023, the Company entered into the Assignment Agreement with XOMA, pursuant to which, among others, the Company agreed to sell, transfer and assign to XOMA the Company’s right, title and interest in the arimoclomol pursuant to the Asset Purchase Agreement (as defined below), including the right to receive certain milestone, royalty and other payments from Zevra.

As previously reported, on May 13, 2011, the Company sold the rights to arimoclomol to Orphazyme pursuant to an asset purchase agreement, in exchange for a one-time, upfront payment and the right to receive up to $120 million in milestone payments upon the achievement of certain pre-specified regulatory and business milestones, as well as royalty payments based on a specified percentage of any net sales of products derived from arimoclomol. Effective as of June 1, 2022, Orphazyme assigned its rights and obligations under the Asset Purchase Agreement to Zevra.

Pursuant to the Assignment Agreement, the Company is entitled to receive (i) a one-time payment of $1 million upon acceptance of a re-submission of a New Drug Application to the FDA for arimoclomol, and (ii) a one-time payment of $1 million upon the first invoiced sale in certain territories of a pharmaceutical product derived from arimoclomol as an active pharmaceutical ingredient, subject to the receipt of the applicable regulatory approval required to sell such a product in such countries.

The Assignment Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 8.01 Other Events.

On June 22, 2023, the Company issued a press release announcing its entry into the Royalty Agreement and the Assignment Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1*	Royalty Purchase Agreement, dated June 21, 2023, by and between LadRx Corporation and XOMA (US) LLC
10.2*	Assignment and Assumption Agreement, dated June 21, 2023, by and between LadRx Corporation and XOMA (US) LLC
99.1	Press Release, dated June 22, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADRX CORPORATION

Date: June 26, 2023	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer